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                                                                     EXHIBIT 4.4







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                         AMERICAN EXPRESS ISSUANCE TRUST

                  FORM OF AMENDED AND RESTATED TRUST AGREEMENT

                                     between

            AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC,

                         as Beneficiary and Transferor,

                                       and

                            WILMINGTON TRUST COMPANY




                          Dated as of March [__], 2006




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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS

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Section 1.01.         Definitions................................................................................1

Section 1.02.         Other Definitional Provisions..............................................................5

                                   ARTICLE II
                                  ORGANIZATION

Section 2.01.         Name.......................................................................................6

Section 2.02.         Office.....................................................................................6

Section 2.03.         Purposes and Powers; Trust To Operate as a Single Purpose Entity...........................6

Section 2.04.         Appointment of Owner Trustee...............................................................9

Section 2.05.         Initial Capital Contribution of Trust Estate...............................................9

Section 2.06.         Declaration of Trust.......................................................................9

Section 2.07.         Title to Trust Estate......................................................................9

Section 2.08.         Situs of Trust.............................................................................9

Section 2.09.         Nature of Interest in the Trust Estate....................................................10

Section 2.10.         Tax Matters...............................................................................10

Section 2.11.         Fiscal Year...............................................................................10

Section 2.12.         Closing...................................................................................10

Section 2.13.         Books and Records.........................................................................10

Section 2.14.         Limitation on Liability of Transferor and Others..........................................10

Section 2.15.         Representations and Warranties of each Beneficiary........................................10

                                   ARTICLE III
                               BENEFICIAL INTEREST

Section 3.01.         Initial Ownership.........................................................................11

Section 3.02.         Restrictions on Transfer..................................................................11

                                   ARTICLE IV
                             DISTRIBUTIONS OF FUNDS

Section 4.01.         Distribution of Funds.....................................................................12

Section 4.02.         Payments from Trust Estate Only...........................................................12

Section 4.03.         Method of Payment.........................................................................12

Section 4.04.         Transferor Interest; Transferor Certificates..............................................12
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                                    ARTICLE V
                            ACTIONS BY OWNER TRUSTEE

Section 5.01.         Prior Notice to Beneficiary and Transferor with Respect to Certain Matters................13

Section 5.02.         Restrictions on Power.....................................................................14

                                   ARTICLE VI
                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01.         Action Upon Instructions..................................................................14

Section 6.02.         No Duty to Act Under Certain Circumstances................................................15

Section 6.03.         No Duties Except Under Specified Agreements or Instructions...............................15

Section 6.04.         Trust Operation...........................................................................16

Section 6.05.         Execution of Documents....................................................................17

                                   ARTICLE VII
                           CONCERNING THE TRUSTEE BANK

Section 7.01.         Acceptance of Trusts and Duties...........................................................17

Section 7.02.         Furnishing of Documents...................................................................18

Section 7.03.         Representations and Warranties............................................................18

Section 7.04.         Reliance; Advice of Counsel...............................................................19

Section 7.05.         Not Acting in Individual Capacity.........................................................19

Section 7.06.         No Representations and Warranties as to the Trust Estate..................................20

Section 7.07.         Signature of Returns......................................................................20

Section 7.08.         Trustee Bank May Own Notes................................................................20

                                  ARTICLE VIII
                COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION

Section 8.01.         Trustee Bank's Fees and Expenses..........................................................20

Section 8.02.         Indemnification...........................................................................20

Section 8.03.         Payments to the Owner Trustee.............................................................21

                                   ARTICLE IX
                         TERMINATION OF TRUST AGREEMENT

Section 9.01.         Termination of Trust Agreement............................................................21
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                                TABLE OF CONTENTS
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                                    ARTICLE X
        SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES AND SEPARATE OWNER TRUSTEES

Section 10.01.        Eligibility Requirements for Owner Trustee................................................21

Section 10.02.        Resignation or Removal of Owner Trustee...................................................22

Section 10.03.        Successor Owner Trustee...................................................................23

Section 10.04.        Merger or Consolidation of Owner Trustee..................................................23

Section 10.05.        Appointment of Co-Trustee or Separate Owner Trustee.......................................23

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.01.        Supplements and Amendments................................................................25

Section 11.02.        No Legal Title to Trust Estate in Beneficiary.............................................26

Section 11.03.        Limitations on Rights of Others...........................................................26

Section 11.04.        Notices...................................................................................26

Section 11.05.        Severability..............................................................................26

Section 11.06.        Separate Counterparts.....................................................................27

Section 11.07.        Successors and Assigns....................................................................27

Section 11.08.        Nonpetition Covenants.....................................................................27

Section 11.09.        No Recourse...............................................................................27

Section 11.10.        Headings..................................................................................27

Section 11.11.        GOVERNING LAW.............................................................................27

Section 11.12.        Acceptance of Terms of Agreement..........................................................28

Section 11.13.        Integration of Documents..................................................................28

                                   ARTICLE XII
                          COMPLIANCE WITH REGULATION AB

Section 12.01.        Intent of the Parties; Reasonableness ....................................................28

Section 12.02.        Information to Be Provided by the Trustee Bank ...........................................28
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                                     -iii-
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                  This AMERICAN EXPRESS ISSUANCE TRUST AMENDED AND RESTATED
TRUST AGREEMENT between AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V
LLC, a Delaware limited liability company, as Beneficiary and as Transferor, and
WILMINGTON TRUST COMPANY, a Delaware banking corporation, is made and entered into as of March [__], 2006, and acknowledged and accepted by the AMERICAN
EXPRESS ISSUANCE TRUST.

                  WHEREAS, American Express Receivables Financing Corporation V LLC and the Trustee Bank have heretofore created a statutory trust pursuant to the Delaware Statutory Trust Act (as hereinafter defined) by filing the Certificate of Trust (as hereinafter defined) with the Secretary of State (as hereinafter defined) on May 18, 2005, and entered into a Trust Agreement, dated as of May 18, 2005 (the "Original Trust Agreement"); and

                  WHEREAS, the parties hereto desire to continue the Trust as a statutory trust under the Delaware Statutory Trust Act and to amend and restate the Original Trust Agreement of the Trust in its entirety.

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01 Definitions. For purposes of this Agreement, the following terms have the following meanings:

                  "Additional Transferor" has the meaning specified in the Transfer and Servicing Agreement.

                  "Administrator" means TRS, in its capacity as Administrator pursuant to the Transfer and Servicing Agreement, and any permitted successors or assigns.

                  "Adverse Effect" has the meaning specified in the Indenture.

                  "Affiliate" has the meaning specified in the Indenture.

                  "Agreement" means this American Express Issuance Trust Amended and Restated Trust Agreement, as the same may be amended, modified or supplemented from time to time.

                  "Beneficial Interest" means the undivided beneficial interest of the Beneficiary in the Trust.

                  "Beneficiary" means (a) RFC V, as beneficial owner of the Trust, and (b) each Permitted Affiliate Transferee and other transferee under
Section 3.02. References to "each Beneficiary" shall refer to each entity mentioned in the preceding sentence, and references to "the Beneficiary" shall refer to all of such entities.

                  "Business Day" has the meaning specified in the Indenture.

                  "Certificate of Trust" means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A which has been filed for the Trust pursuant to subsection 3810(a) of the Delaware Statutory Trust Act.

                  "Class" means, with respect to any Note, the Class specified in the applicable Indenture Supplement.

                  "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

                  "Collateral Certificate" has the meaning specified in the Transfer and Servicing Agreement.

                  "Commission" means the Securities and Exchange Commission.

                  "Corporate Trust Office" means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600,
Attention: Corporate Trust Administration; or such other address as the Owner Trustee may designate by notice to the Beneficiary and the Transferor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Beneficiary and the Transferor).

                  "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801, et seq., as amended from time to time, and any successor statute thereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expenses" has the meaning specified in Section 8.02.

                  "GAAP" has the meaning specified in the Indenture.

                  "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Indemnified Parties" has the meaning specified in Section
8.02.

                  "Indenture" means the Amended and Restated Indenture, dated as of March [__], 2006, between the Trust and the Indenture Trustee, which by its terms is identified as being the Indenture referred to herein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

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                  "Indenture Supplement" has the meaning specified in the
Indenture.

                  "Indenture Trustee" means The Bank of New York, not in its individual capacity but solely as Indenture Trustee under the Indenture, and each successor Indenture Trustee under such Indenture, or such other party identified as the Indenture Trustee within the Indenture.

                  "Investor Certificate" has the meaning specified in the Indenture.

                  "Issuer Accounts" has the meaning specified in the Transfer and Servicing Agreement.

                  "Issuer Tax Opinion" has the meaning specified in the Indenture.

                  "Master Trust" has the meaning specified in the Indenture.

                  "Master Trust Tax Opinion" has the meaning specified in the Indenture.

                  "Note" has the meaning specified in the Indenture.

                  "Noteholder" has the meaning specified in the Indenture.

                  "Note Rating Agency" has the meaning specified in the Indenture.

                  "Outstanding Dollar Principal Amount" has the meaning specified in the Indenture.

                  "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely in its capacity as owner trustee hereunder, and each successor trustee under Article X, in its capacity as owner trustee hereunder, and each co-trustee under and to the extent provided in Section 10.05, in its capacity as owner trustee hereunder.

                  "Permitted Affiliate Transferee" is defined in Section 3.02.

                  "Person" has the meaning specified in the Indenture.

                  "Pooling and Servicing Agreement" has the meaning specified in the Indenture.

                  "Receivables" has the meaning specified in the Transfer and Servicing Agreement.

                  "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,056, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

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                  "Requirements of Law" means, for any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

                  "Responsible Officer" means, when used with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Trustee Bank (or any successor group of the Trustee Bank), including any Vice President or any other officer of the Trustee Bank customarily performing functions similar to those performed by any person who at the time will be an above-designated officer and who will have direct responsibility for the administration of this Agreement.

                  "RFC V" means American Express Receivables Financing Corporation V LLC, a Delaware limited liability company, and its permitted successors and assigns.

                  "Secretary of State" means the Office of the Secretary of State of the State of Delaware.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securitization Transaction" means any transaction involving a new issuance of notes pursuant to the Indenture, whether publicly offered or privately placed, rated or unrated.

                  "Series" has the meaning specified in the Indenture.

                  "Series Supplement" has the meaning specified in the Indenture.

                  "Servicer" has the meaning specified in the Transfer and Servicing Agreement.

                  "Tranche" has the meaning specified in the Indenture.

                  "Transaction Documents" means the Indenture, any Indenture Supplement thereto, the Certificate of Trust, this Agreement and the Transfer and Servicing Agreement and other documents delivered in connection herewith and therewith.

                  "Transfer and Servicing Agreement" means the Amended and Restated Transfer and Servicing Agreement, dated as of March [__], 2006, among the Trust, as Issuer, RFC V, as Transferor, TRS, as Servicer and Administrator, and The Bank of New York, as Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Transferor" means (a) RFC V or its successors under the Transfer and Servicing Agreement and (b) any Additional Transferor or Additional Transferors to the extent permitted under the Transfer and Servicing Agreement. References to "each Transferor" shall refer to each entity mentioned in the preceding sentence and references to "the Transferor" shall refer to all of such entities.

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                  "Transferor Interest" has the meaning specified in the
Transfer and Servicing Agreement.

                  "TRS" means American Express Travel Related Services Company, Inc., a New York corporation, and its permitted successors and assigns.

                  "Trust" means the statutory trust created by this Agreement and the filing of the Certificate of Trust with the Secretary of State.

                  "Trust Estate" has the meaning specified in Section 2.06.

                  "Trustee Bank" means Wilmington Trust Company in its individual capacity, each bank appointed as successor Owner Trustee under
Article X in its individual capacity and each bank appointed as co-trustee under and to the extent provided in Section 10.05 in its individual capacity.

                  "UCC" means the Uniform Commercial Code as in effect in the State of Delaware and any other applicable jurisdiction.

                  Section 1.02 Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined have the meanings specified in the Transfer and Servicing Agreement or, if not defined therein, in the Indenture.

                  (b) All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, will have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document will control.

                  (d) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" will mean "including without limitation."

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

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                                   ARTICLE II

                                  ORGANIZATION

                  Section 2.01. Name. The Trust created hereby is named "American Express Issuance Trust," under which name the Trust, the Owner Trustee, the Administrator or the Beneficiary may conduct any activities and business of the Trust contemplated hereby, execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

                  Section 2.02. Office. The office of the Trust will be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Beneficiary and the Transferor.

                  Section 2.03. Purposes and Powers; Trust To Operate as a Single Purpose Entity. (a) The purpose of the Trust is to engage solely in a program of acquiring the Trust Estate and issuing Notes under the Indenture and related activities. Without limiting the generality of the foregoing, the Trust may and will have the power and authority to:

                  (i) acquire and hold the Trust Estate;

                  (ii) from time to time, grant a security interest in the Trust Estate, and grant a security interest in accounts established for the benefit of indebtedness of the Trust under the Indenture;

                  (iii) from time to time, authorize and approve the issuance of, and to execute, deliver and issue, Notes pursuant to the Indenture without limitation as to aggregate amounts and, in connection therewith, determine the terms and provisions of such Notes and of the issuance and sale thereof, including the following:

                  (A) determining the principal amount of the Notes;

                  (B) determining the maturity date of the Notes;

                  (C) determining the rate of interest, if any, to be paid on the Notes;

                  (D) determining the price or prices at which such Notes will be sold by the Trust;

                  (E) determining the provisions, if any, for the redemption or amortization of such Notes;

                  (F) determining the form, terms and provisions of the indentures, fiscal agency agreements or other instruments under which the Notes may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder,

                  (G) preparing and filing all documents necessary or appropriate in connection with the registration of the Notes under the Securities Act, the qualification of indentures under the Trust Indenture Act of 1939, as amended, and the qualification under any other applicable federal, foreign, state, local or other governmental requirements;

                  (H) preparing any prospectus, offering memorandum, private placement memorandum or other descriptive material relating to the offering or issuance of the Notes;

                  (I) listing the Notes on any United States or non-United States securities exchange;

                  (J) entering into one or more interest rate, basis, credit default or currency swaps, caps, collars, guaranteed investment contracts or other derivative agreements with counterparties to manage interest rate, basis or currency risk relating to the Notes;

                  (K) entering into one or more supplemental credit enhancement agreements or liquidity agreements;

                  (L) appointing a paying agent or agents for purposes of payments on the Notes; and

                  (M) arranging for the underwriting, subscription, purchase or placement of the Notes and selecting underwriters, managers and purchasers or agents for that purpose;

                  (iv) from time to time, receive payments and proceeds with respect to the Trust Estate and the Indenture and either invest or distribute those payments and proceeds;

                  (v) from time to time, make deposits to and withdrawals from accounts established under the Indenture;

                  (vi) from time to time, make and receive payments pursuant to derivative agreements, supplemental credit enhancement agreements and supplemental liquidity agreements;

                  (vii) from time to time, make payments on the Notes;

                  (viii) from time to time, acquire additional collateral to be included in the Trust Estate;

                  (ix) from time to time, perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Trust being party to any of the agreements contemplated in clauses (i) through (viii) above;

                  (x) execute, deliver and perform the Transaction Documents to which it is to be a party, the Notes and any Transferor Certificates, and all other documents, certificates and agreements necessary or incidental in connection therewith (including, without limitation, the documents listed in subsection 2.03(b));

                  (xi) issue the Transferor Interest to the Transferor in accordance with subsection 4.04(a) and any Transferor Certificates in accordance with subsection 4.04(b); and

                  (xii) subject to compliance with the Transaction Documents, engage in such other related activities as may be required or convenient in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the applicable Transferor.

         In connection with any of the foregoing, the Trust may (x) execute and deliver, and/or accept, such instruments, agreements, certificates, UCC financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary or incidental to the foregoing.

         (b) Notwithstanding any other provision of this Agreement, the Trust, and each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, on behalf of the Trust, is hereby authorized and will have the power to execute and deliver from time to time loan agreements, underwriting agreements, terms agreements, selling agent agreements, purchase agreements, private placement agreements, swap and other derivative agreements, including performance agreements, indentures, indenture supplements, terms documents, notes, security agreements and other agreements and instruments as are consistent with the purposes of the Trust. Without limiting the generality of the foregoing, the Trust, and each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, on behalf of the Trust, is specifically authorized to execute and deliver without any further act, vote or approval, and notwithstanding any other provision of this Agreement, the Delaware Statutory Trust Act or other applicable law, rule or regulation, agreements, documents or securities relating to the purposes of the Trust, including:

                  (i) the Transaction Documents and each Issuer Certificate (as defined in the Indenture);

                  (ii) the Notes;

                  (iii) each interest rate, basis or currency swap, cap, collar, guaranteed investment contract or other derivative agreement, including agreements related thereto, between the Trust and a counterparty to manage interest rate, basis or currency risk relating to the Notes;

                  (iv) any certificate evidencing the Transferor Interest, substantially in the form attached as Exhibit B;

                  (v) any documents relating to listing securities on the Luxembourg Stock Exchange; and

                  (vi) any other document necessary or desirable in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, subsection 2.03(a).

         The authorization set forth in the preceding sentence will not be deemed a restriction on the power and authority of the Beneficiary and the Owner Trustee, on behalf of the Trust, to execute and deliver other agreements, documents, instruments and securities or to take other actions on behalf of the Trust in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, subsection 2.03(a).

         (c) Each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, on behalf of the Trust, is hereby authorized and will have the power to execute and file any Periodic Filings on behalf of the Trust.

         (d) Either the Owner Trustee or the Beneficiary will at all times maintain the books, records and accounts of the Trust separate and apart from those of any other Person, and will cause the Trust to hold itself out as being a Person separate and apart from any other Person.

         (e) The Trust will not engage in any business or own any assets unrelated to the purposes of the Trust.

                  Section 2.04. Appointment of Owner Trustee. The Beneficiary hereby appoints Wilmington Trust Company as Owner Trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.

                  Section 2.05. Initial Capital Contribution of Trust Estate. The Beneficiary hereby assigns, grants and transfers over to the Owner Trustee, on behalf of the Trust, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Beneficiary, as of the date hereof, of the foregoing contribution, which will constitute the initial Trust Estate.

                  Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the contributions described in Section 2.05, and the other documents and assets described in Section 2.03, together with any payments, proceeds or income of any kind from such documents or assets or any other source and any other property transferred, assigned, set over, pledged or otherwise conveyed to, and held by, the Trust pursuant to this Agreement, the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement (collectively, the "Trust Estate"), upon the trust set forth herein and for the sole use and benefit of the Beneficiary. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee will have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

                  Section 2.07. Title to Trust Estate. Legal title to all of the Trust Estate will be vested at all times in the Trust as a separate legal entity.

                  Section 2.08. Situs of Trust. The Trust will be located in the State of Delaware and administered in the States of Delaware and New York. All Issuer Accounts maintained by the Owner Trustee on behalf of the Trust will be located in the State of Delaware or New York. The Trust will not have any employees in any state other than Delaware; provided, however, that nothing herein will restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in the State of Delaware or New York, and payments will be made by the Trust only from the State of Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in the State of Delaware.

                  Section 2.09. Nature of Interest in the Trust Estate. No Beneficiary will have any legal title to or right to possession of any part of the Trust Estate. No Beneficiary, as a beneficial owner of the Trust, has any interest in specific property of the Trust.

                  Section 2.10. Tax Matters. The parties hereto intend that, for income and franchise tax purposes, the Trust will be treated as a security device and disregarded as an entity and its assets will be treated as owned in whole by the Beneficiary, and the parties hereto will file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority. Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Trust under the Code or otherwise will be made by the Beneficiary. The Trust will not elect to be treated as a corporation for any tax purpose.

                  Section 2.11. Fiscal Year. The fiscal year of the Trust will end on the last day of December of each year.

                  Section 2.12. Closing. The initial transfer, assignment, set-over, pledge and conveyance of the Trust Estate took place on May 19, 2005 at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103.

                  Section 2.13. Books and Records. The Beneficiary agrees to record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) required to be filed with respect to the Trust Estate assigned by the Transferor pursuant to the Transfer and Servicing Agreement, meeting the requirements of applicable law in such a manner and in such jurisdictions as are necessary under the applicable UCC to perfect the transfer, assignment, set-over, pledge and conveyance of the Trust Estate to the Trust, and to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to the Trust (excluding such amendments, which will be delivered promptly after filing).

                  Section 2.14. Limitation on Liability of Transferor and Others. The Transferor and any director or officer or employee or agent or member of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor, in its capacity as such, will not be under any obligation to appear in, prosecute or defend any legal action that will not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. The Beneficiary, as beneficial owner of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, 8 Del. C. ss.ss. 101 et seq.

                  Section 2.15. Representations and Warranties of each Beneficiary. Each Beneficiary hereby represents and warrants to the Owner Trustee that:

                  (a) Such Beneficiary is duly organized or incorporated and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation and has, in all material respects, full power and authority to own its properties and to conduct its business as presently owned or conducted.

                  (b) Such Beneficiary has full power and authority to execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated hereby and in the other Transaction Documents to which such Beneficiary is a party, and has taken all necessary limited liability company action to authorize the execution, delivery and performance by it of this Agreement; such Beneficiary has full power and authority to assign the property to be assigned to and deposited with the Trust pursuant to Section 2.05 of this Agreement, Section 2.1 of the Transfer and Servicing Agreement and the granting clause of the Indenture.

                  (c) The execution, delivery and performance of this Agreement by such Beneficiary does not violate any provision of any existing law or regulation applicable to such Beneficiary or any order or decree of any court to which such Beneficiary is subject or the organizational documents of such Beneficiary, or any material mortgage, security agreement, indenture, contract or other agreement to which such Beneficiary is a party or by which such Beneficiary or any significant portion of such Beneficiary's properties is bound (other than violations of such laws, regulations, orders, decrees, mortgages, security agreements, indentures, contracts and other agreements which, individually or in the aggregate, in such Beneficiary's reasonable judgment, would not have a material adverse effect on such Beneficiary's ability to perform its obligations under this Agreement).

                  (d) The execution and delivery by such Beneficiary of this Agreement, the performance by such Beneficiary of the transactions contemplated by this Agreement and the fulfillment by such Beneficiary of the terms hereof will not conflict with or violate any Requirements of Law applicable to such Beneficiary.

                  (e) There is no litigation, investigation or administrative proceeding before any court, tribunal, regulatory body presently pending, or, to the best knowledge of such Beneficiary, threatened, against such Beneficiary with respect to this Agreement or the transactions contemplated hereby and there is no litigation or proceeding against such Beneficiary or any significant portion of its properties which would, individually or in the aggregate, in such Beneficiary's reasonable belief, have a material adverse effect on the transactions contemplated by this Agreement.

                                  ARTICLE III

                               BENEFICIAL INTEREST

                  Section 3.01. Initial Ownership. Upon the creation of the Trust, the Beneficiary is the sole beneficial owner of the Trust.

                  Section 3.02. Restrictions on Transfer. The Beneficial Interest will initially be beneficially owned by RFC V. Transfers of all or a portion of the Beneficial Interest may be made between RFC V and any other Person who is an Affiliate of RFC V (a "Permitted Affiliate Transferee") upon delivery to the Master Trust Trustee and the Owner Trustee of an Issuer Tax Opinion and a Master Trust Tax Opinion with respect to such transfer. To the fullest extent permitted by applicable law, the Beneficiary may not sell, participate, transfer, assign, exchange or otherwise pledge or convey all or any part of its right, title and interest in and to the Beneficial Interest to any other Person, except to any Permitted Affiliate Transferee. Any purported transfer by a Beneficiary of all or any part of its right, title and interest in and to the Beneficial Interest to any Person will be effective only upon the issuance of an Issuer Trust Tax Opinion and a Master Trust Tax Opinion (each as defined in the Indenture), which will not be an expense of the Owner Trustee and the satisfaction of any additional conditions to the designation of an Additional Transferor provided in Section 2.8 of the Transfer and Servicing Agreement. To the extent permitted by applicable law, any purported transfer by a Beneficiary of all or any part of its right, title and interest in and to the Beneficial Interest which is not in compliance with the terms of this Section
3.02 will be null and void.

                                   ARTICLE IV

                             DISTRIBUTIONS OF FUNDS

                  Section 4.01. Distribution of Funds. All funds received by the Trust to the extent not encumbered by the Indenture or any Indenture Supplement and otherwise available for distribution (or if encumbered by the Indenture, which have been released by the relevant parties benefiting from such encumbrance) will be distributed to the Beneficiary.

                  Section 4.02. Payments from Trust Estate Only. All payments to be made by the Trust under this Agreement will be made only from the income and the capital proceeds derived from the Trust Estate and only to the extent that the Trust will have received income or capital proceeds from the Trust Estate. The Beneficiary agrees that it will look solely to the income and capital proceeds derived from the Trust Estate (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Owner Trustee will not be subject to any liability in its individual capacity under this Agreement to the Beneficiary or to any other Person.

                  Section 4.03. Method of Payment. All amounts payable to the Beneficiary pursuant to this Agreement will be paid by the Owner Trustee on behalf of the Trust to the Beneficiary or a nominee therefor in such manner as the Beneficiary may from time to time designate in written instructions to the Owner Trustee. All funds received by the Owner Trustee on behalf of the Trust not later than 2:00 p.m. (New York City time) on a Business Day will be applied by the Owner Trustee on that Business Day. Funds received after that time will be applied on the next following Business Day.

                  Section 4.04. Transferor Interest; Transferor Certificates.

                  (a) The Transferor will hold the Transferor Interest having such rights as are set forth in this Agreement and the other Transaction Documents. Such Transferor Interest includes the right to receive amounts specified in the Indenture, any Indenture Supplement or the Transfer and Servicing Agreement to be distributed to the holders of the Transferor Interest.

                  (b) At the election of the Transferor (which election may, from time to time, be changed or otherwise revised by the Transferor upon written notice by the Transferor to the Owner Trustee), a Transferor Certificate representing the Transferor's interest in the Transferor Interest may be issued to the Transferor in registered form, substantially in the form attached as Exhibit B (the "Transferor Certificate"). The Transferor Certificate will not entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there will appear on such Transferor Certificate a certificate of authentication substantially in the form provided in Exhibit B, executed by the Owner Trustee or the Owner Trustee's authentication agent, by manual signature; such authentication will constitute conclusive evidence that the Certificate will have been duly authenticated and delivered hereunder. Each Transferor Certificate will be dated the date of its authentication.

                  (c) To the fullest extent permitted by applicable law, neither the Transferor Certificates (or any interest therein) nor any Transferor Interest (or any interest therein) may be sold, transferred, assigned, participated, pledged or otherwise disposed of to any Person; provided, however, that a Transferor Certificate (or any interest therein) may be sold, transferred, assigned, participated, pledged or otherwise disposed of if the transferor thereof has provided the Owner Trustee and the Indenture Trustee with an Issuer Tax Opinion and, if applicable, a Master Trust Tax Opinion, relating to such sale, transfer, assignment, participation, pledge or other disposition; provided further that any transfer by a Transferor of all or any part of its right, title and interest in and to the Transferor Interest to American Express Credit Corporation (or any subsidiary thereof) will not require delivery of an Issuer Tax Opinion.

                  (d) If (i) a mutilated Transferor Certificate will be surrendered to the Owner Trustee, or if the Owner Trustee will receive evidence to its satisfaction of the destruction, loss or theft of a Transferor Certificate and (ii) in the case of a destroyed, lost or stolen Transferor Certificate, there will be delivered to the Owner Trustee (as such and in its individual capacity) such security or indemnity as may be required by it to save it harmless, then the Owner Trustee on behalf of the Trust will execute and the Owner Trustee will authenticate and deliver, in exchange for or in lieu of the mutilated, destroyed, lost or stolen Transferor Certificate, a new Transferor Certificate of like tenor and denomination. In connection with the issuance of any new Transferor Certificate under this subsection 4.04(d), the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in connection therewith. Any duplicate Transferor Certificate issued pursuant to this subsection 4.04(d) will constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Transferor Certificate will be found at any time.

                                   ARTICLE V

                            ACTIONS BY OWNER TRUSTEE

                  Section 5.01. Prior Notice to Beneficiary and Transferor with Respect to Certain Matters. With respect to the following matters, unless otherwise instructed by the Beneficiary and the Transferor, the Owner Trustee will not take action unless at least 30 days before the taking of such action the Owner Trustee will have notified the Beneficiary and the Transferor:

                  (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on any Receivable) and the settlement of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on any Receivable);

                  (b) the election by the Trust to file an amendment to the Certificate of Trust;

                  (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                  (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Beneficiary or the Transferor;

                  (e) the amendment, change or modification of the Transfer and Servicing Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Beneficiary or the Transferor; or

                  (f) the appointment pursuant to the Indenture of a replacement or successor Note Registrar or Indenture Trustee, or the consent to the assignment by the Note Registrar or Indenture Trustee of its obligations under the Indenture.

                  Section 5.02. Restrictions on Power. The Owner Trustee will not be required to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under any of the Transaction Documents or would be contrary to Section 2.03.

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

                  Section 6.01. Action Upon Instructions.

                  (a) It is the intention of the Beneficiary that the powers and duties of the Owner Trustee are to be purely ministerial only. Accordingly, subject to subsections 6.01(b) and 6.01(c), and Article VII, the Beneficiary will direct the Owner Trustee in the management of the Trust and the Trust Estate. Such direction will be exercised at any time only by written instruction of the Beneficiary delivered to the Owner Trustee pursuant to this Article VI. Notwithstanding any other provision of this Agreement, but subject to Section 2.03, the Owner Trustee will not take any action including but not limited to the execution of any documents, certificates or other instruments (other than the Transaction Documents and any documents, certificates or other instruments attached thereto or contemplated thereby), unless it receives written instructions from the Beneficiary.

                  (b) The Owner Trustee will take such action or actions as may be specified in any instructions delivered in accordance with subsection 6.01(a); provided, however, that the Owner Trustee will not be required to take any such action if the Trustee Bank will have been advised by counsel that such action (i) is contrary to the terms hereof or of any document contemplated hereby to which the Trust or the Owner Trustee is a party or is otherwise contrary to law, or (ii) is reasonably likely to result in liability on the part of the Trustee Bank, unless the Trustee Bank will have received additional indemnification or security satisfactory to the Trustee Bank from the Beneficiary against all costs, expenses and liabilities arising from the Owner Trustee's taking such action.

                  (c) No Beneficiary will direct the Owner Trustee to take or refrain from taking any action contrary to this Agreement, nor will the Owner Trustee be obligated to follow any such direction.

                  (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Transaction Document, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action to be adopted, the Owner Trustee will promptly give notice to the Beneficiary requesting written instructions as to the course of action to be adopted and, to the extent the Owner Trustee acts in good faith in accordance with such written instructions received from the Beneficiary, the Owner Trustee will not be liable on account of such action to any Person. If the Owner Trustee will not have received appropriate written instructions within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice), it may, but will be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it deems to be in the best interests of the Beneficiary, and will have no liability to any Person for such action or inaction.

                  (e) The Owner Trustee will, subject to this Section 6.01, act in accordance with the instructions given to it by the Beneficiary pursuant to subsection 6.01(b), and to the extent the Owner Trustee acts in good faith in accordance with such instructions, the Owner Trustee will not be liable on account of such action to any Person.

                  Section 6.02. No Duty to Act Under Certain Circumstances. Notwithstanding anything contained herein to the contrary, neither the Trustee Bank nor the Owner Trustee, except a Trustee Bank authorized as co-trustee, will be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee Bank; or (iii) subject the Trustee Bank to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee Bank or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee will be entitled to obtain advice of counsel (which advice will be at the expense of the Beneficiary) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Beneficiary, will, appoint an additional trustee pursuant to Section 10.05 hereby to proceed with such action.

                  Section 6.03. No Duties Except Under Specified Agreements or Instructions.

                  (a) The Owner Trustee will not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of, create, maintain or perfect any security interest or title in or otherwise deal with any part of the Trust Estate, prepare, file or record any document or report (including any tax related filing for any holder of Notes), or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Trust or any document contemplated hereby to which the Trust or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Beneficiary received pursuant to Section 6.01; and no implied duties or obligations will be read into this Agreement against the Owner Trustee. Unless otherwise directed by the Beneficiary in accordance with subsection 6.01(a), the Owner Trustee will have no obligation or duty to take any action the Trust is authorized and empowered to take pursuant to subsection 2.03(a). The Owner Trustee nevertheless agrees that it will, in its individual capacity and at its own cost and expense, promptly take all action as may be necessary to discharge any lien, pledge, security interest or other encumbrance on any part of the Trust Estate which results from actions by or claims against the Trustee Bank not related to the ownership of any part of the Trust Estate.

                  (b) The Owner Trustee agrees that it will not manage, control, use, lease, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee pursuant to this Agreement, or (ii) in accordance with the express terms hereof or with written instructions from the Beneficiary pursuant to Section 6.01. Unless otherwise directed by the Beneficiary in accordance with subsection 6.01(a), the Owner Trustee will not be required to perform any obligations or duties of the Trust under the Indenture, which duties and obligations will be the sole responsibility of the Beneficiary.

                  Section 6.04. Trust Operation. The operations of the Trust will be conducted in accordance with the following standards:

                  (a) the Trust will act solely in its own name through the Owner Trustee or the Beneficiary;

                  (b) the Trust will not incur any indebtedness for money borrowed or incur any obligations except in connection with the purposes set forth in Section 2.03 of this Agreement;

                  (c) the Trust's funds and assets will at all times be maintained separately from those of the Beneficiary and its Affiliates;

                  (d) the Trust will take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of the Beneficiary, the Beneficiary's Affiliates or any other third person, and will use stationery and other business forms of the Owner Trustee or the Trust and not that of the Beneficiary or any Affiliates thereof, and will use its best efforts to avoid the appearance (i) of conducting business on behalf of the Beneficiary or any Affiliates thereof or (ii) that the assets of the Trust are available to pay the creditors of the Beneficiary or any Affiliates thereof;

                  (e) the Trust will not hold itself out as being liable for the debts of the Beneficiary or any Affiliates thereof;

                  (f) the Trust will not engage in any transaction with the Beneficiary or any Affiliates thereof, except as required, or specifically permitted, by this Agreement or unless such transaction is otherwise on terms neither more favorable nor less favorable than the terms and conditions available at the time to the Trust for comparable transactions with other Persons; and

                  (g) to the fullest extent permitted by applicable law, the Trust will not enter into any voluntary bankruptcy or insolvency proceeding without a finding by the Owner Trustee that the Trust's liabilities exceed its assets or that the Trust is unable to pay its debts in a timely manner as they become due.

                  Section 6.05. Execution of Documents. The Owner Trustee will, at the written direction of the Beneficiary, execute and deliver on behalf of the Trust such instruments, agreements and certificates contemplated hereby to which the Trust is a party (such direction to be conclusively evidenced by the Owner Trustee's execution and delivery of such documents to, and acceptance by, the Beneficiary or its counsel). The Beneficiary hereby instructs the Owner Trustee to execute, on behalf of the Trust, the Transaction Documents to which the Trust is a party and any documents, certificates or other instruments attached thereto or contemplated thereby.

                                  ARTICLE VII

                           CONCERNING THE TRUSTEE BANK

                   Section 7.01. Acceptance of Trusts and Duties. The Trustee Bank accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee Bank also agrees to disburse all moneys actually received by it constituting part of the Trust Estate in accordance with the terms of this Agreement. The Trustee Bank will not be answerable or accountable under any circumstances in its individual capacity, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03, (iii) for the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of subsection 6.03(a) or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or other compensation earned by the Trustee Bank for acting as trustee hereunder. In particular, but not by way of limitation:

                  (a) the Trustee Bank will not be personally liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee so long as the same will not constitute negligence, bad faith or willful misconduct;

                  (b) the Trustee Bank will not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Beneficiary;

                  (c) no provision of this Agreement or any Transaction Document will require the Trustee Bank to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee Bank will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (d) Under no circumstance will the Trustee Bank be personally liable for the accuracy or performance of any representation, warranty, covenant, agreement or other obligation, including any indebtedness, of the Trust;

                  (e) The Trustee Bank will not be personally responsible or liable for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Beneficiary or with respect to any agreement entered into by the Trust;

                  (f) Under no circumstances will the Trustee Bank be responsible or liable for the action or inaction of the Beneficiary, nor will the Trustee Bank be responsible for monitoring the performance of the Beneficiary's duties hereunder or of any other Person acting for or on behalf of the Trust;

                  (g) In no event will the Trustee Bank be personally liable for special, consequential or punitive damages unless such damages result from its willful misconduct or negligence, for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, for the acts or omissions of brokers or dealers, and for any losses due to forces beyond the control of the Trustee Bank, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Trustee Bank will have no responsibility for the accuracy of any information provided to the Beneficiary or any other Person that has been obtained from, or provided to the Trustee Bank by, any other Person;

                  (h) The Trustee Bank will not be liable for the default or misconduct of the Indenture Trustee under any of the Transaction Documents or otherwise, and the Trustee Bank will have no obligation or liability to perform the obligations of the Trust under this Agreement or the Transaction Documents, in each case that are required to be performed by the Indenture Trustee under the Indenture; and

                  (i) the Trustee Bank will be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of the Beneficiary, unless the Beneficiary has offered to the Trustee Bank security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee Bank therein or thereby. The right of the Trustee Bank to perform any discretionary act enumerated in this Agreement or in any Transaction Document will not be construed as a duty, and the Trustee Bank will not be answerable for other than its negligence or willful misconduct in the performance of any such act.

                  Section 7.02. Furnishing of Documents. The Owner Trustee will furnish to the Beneficiary and the Indenture Trustee, promptly upon written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee with respect to the Trust or the Trust Estate.

                  Section 7.03. Representations and Warranties. The Trustee Bank, other than a Trustee Bank appointed as a co-trustee, hereby represents and warrants to the Beneficiary that:

                  (a) The Trustee Bank is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Trustee Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (b) The Trustee Bank has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (c) None of the execution nor the delivery by it of this Agreement, the performance by it of its obligations under this Agreement, or the consummation by it of the transactions contemplated hereby nor compliance by the Trustee Bank with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Trustee Bank or any judgment or order binding on the Trustee Bank, or constitute any default under (i) its charter documents or by-laws or (ii) any indenture, mortgage, lease, license, contract, agreement or instrument to which the Trustee Bank is a party or by which the Trustee Bank or any of the Trustee Bank's properties may be bound.

                  (d) The Trustee Bank complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware statutory trust.

                  Section 7.04. Reliance; Advice of Counsel. (a) The Owner Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes rely on an officer's certificate of the relevant party, as to such fact or matter, and such officer's certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the administration of the Trust, the Owner Trustee may, at the expense of the Trust (i) execute the trust or any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and the Owner Trustee will not be liable for the default or misconduct of any agent or attorney selected by the Owner Trustee with reasonable care; and (ii) consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

                  Section 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trust hereunder, the Trustee Bank acts solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Trust or the Owner Trustee, whether by reason of the transactions contemplated by this Agreement or otherwise, will look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VII.

                  Section 7.06. No Representations and Warranties as to the Trust Estate. The Owner Trustee makes no representation or warranty as to, and will not be liable for, the title, value, condition, design, operation, merchantability or fitness for use of the Trust Estate (or any part thereof) or any other representation or warranty, express or implied, whatsoever with respect to the Trust Estate (or any part thereof) except that the Owner Trustee, in its individual capacity, hereby represents and warrants to the Beneficiary that it will comply with the last sentence of Section 6.03(a).

                  Section 7.07. Signature of Returns. The Beneficiary will sign on behalf of the Trust any Periodic Filings of the Trust or other documents relating to the Trust prepared by, or on behalf of, the Beneficiary.

                  Section 7.08. Trustee Bank May Own Notes. The Trustee Bank may become the owner or pledgee of Notes and may deal with the Transferor, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION

                  Section 8.01. Trustee Bank's Fees and Expenses. The Transferor will pay to the Trustee Bank all fees and other charges described in a separate fee agreement dated as of the date hereof between the Transferor and the Trustee Bank promptly when due thereunder and reimburse the Trustee Bank for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by it in connection with its acting as Owner Trustee of the Trust. Except to the extent specifically provided in Section 7.06 of the Indenture, payment of such fees and expenses will not be a recourse obligation of the Issuer.

                  Section 8.02. Indemnification. To the fullest extent permitted by law, the Transferor will be liable, as primary obligor for, and will indemnify the Trustee Bank and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of the Transaction Documents, the Trust Estate, the acceptance and administration of the Trust Estate or the action or inaction of the Owner Trustee or the Trustee Bank hereunder; provided that the Transferor will not be liable for or required to indemnify any Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01; provided further that the Transferor will not be liable for or required to indemnify an Indemnified Party from and against expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 7.03 made by the Indemnified Party. In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Transferor will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Trustee Bank will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable counsel fees and expenses of such counsel will be paid by the Transferor. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.02, the Trustee Bank's choice of legal counsel will be subject to the approval of the Beneficiary, which approval will not be unreasonably withheld.

                  Except to the extent specifically provided in Section 6.02 of the Indenture, the payment of such indemnified amounts will not be a recourse obligation of the Issuer.

                  The indemnification set forth herein will survive the termination of this Agreement and the resignation or removal of the Trustee Bank.

                  Section 8.03. Payments to the Owner Trustee. Any amounts paid to the Trustee Bank pursuant to this Article VIII will be deemed not to be a part of the Trust Estate immediately after such payment.

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

                  Section 9.01. Termination of Trust Agreement. (a) The Trust will dissolve upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the Delaware Statutory Trust Act. Any money or other property held as part of the Trust Estate following such distribution will be distributed to the Beneficiary. The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Beneficiary will not (x) operate to terminate this Agreement or the Trust, or
(y) entitle the Beneficiary's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) The Beneficiary will not be entitled to revoke or terminate the Trust.

                  (c) Upon completion of the winding up of the Trust in accordance with the Delaware Statutory Trust Act, the Owner Trustee will cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act and thereupon the Trust and this Agreement (other than Article VII and Section 11.08) will terminate.

                                   ARTICLE X

        SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES AND SEPARATE OWNER TRUSTEES

                  Section 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee will at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in the State of Delaware, (ii) comply with the provisions of Section 3807 (and any other applicable Section) of the Delaware Statutory Trust Act; authorized to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $50,000,000) and (iv) have (or have a parent which has) a rating of at least "Baa3" by Moody's, at least "BBB-" by Standard & Poor's and, if rated by Fitch, at least "BBB-" by Fitch, or if not rated, otherwise satisfactory to each Note Rating Agency. If such corporation will publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.01, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee will cease to be eligible in accordance with the provisions of this Section 10.01, the Owner Trustee will resign immediately in the manner and with the effect specified in
Section 10.02.

                  Section 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days prior written notice thereof to the Beneficiary, the Transferor and the Administrator; provided, however, that such resignation and discharge will only be effective upon the appointment of a successor Owner Trustee. Upon receiving such notice of resignation, the Beneficiary will promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee will have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

                  If at any time the Owner Trustee will cease to be eligible in accordance with the provisions of Section 10.01 and will fail to resign after written request therefor by the Beneficiary, or if at any time the Owner Trustee will be legally unable to act, or will be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property will be appointed, or any public officer will take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Beneficiary may, but will not be required to, remove the Owner Trustee. If the Beneficiary will remove the Owner Trustee under the authority of the immediately preceding sentence, the Beneficiary will promptly
(i) appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and (ii) pay all fees owed to the outgoing Owner Trustee.

                  Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section will not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Beneficiary will provide notice of such resignation or removal of the Owner Trustee to each Note Rating Agency.

                  Section 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 will execute, acknowledge and deliver to the Beneficiary and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee will become effective and such successor Owner Trustee, without any further act, deed or conveyance, will become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee will upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Beneficiary and the predecessor Owner Trustee will execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

                  No successor Owner Trustee will accept appointment as provided in this Section 10.03 unless at the time of such acceptance such successor Owner Trustee will be eligible pursuant to Section 10.01.

                  Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.03, the Beneficiary will mail notice of such acceptance of appointment, including the name of such successor Owner Trustee to the Transferor, the Administrator, the Indenture Trustee, the Noteholders and each Note Rating Agency. If the Beneficiary will fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee will cause such notice to be mailed at the expense of the Beneficiary.

                  Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.03, such successor Owner Trustee will file an amendment to the Certificate of Trust with the Secretary of State reflecting the name and principal place of business of such successor Owner Trustee in the State of Delaware.

                  Section 10.04. Merger or Consolidation of Owner Trustee. Notwithstanding anything herein to the contrary, any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, will be the successor of the Owner Trustee hereunder (provided that such corporation will meet the eligibility requirements set forth in Section 10.01), without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided further that (a) the Owner Trustee will mail notice of such merger or consolidation to each Note Rating Agency and the Beneficiary and (b) the Owner Trustee will file any necessary amendments to the Certificate of Trust with the Secretary of State.

                  Section 10.05. Appointment of Co-Trustee or Separate Owner Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Beneficiary and the Owner Trustee acting jointly will have the power and will execute and deliver all instruments to appoint one or more Persons approved by each of the Beneficiary and the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this
Section 10.05, such powers, duties, obligations, rights and trusts as the Beneficiary and the Owner Trustee may consider necessary or desirable. If the Beneficiary will not have joined in such appointment within 15 days after the receipt by them of a request so to do, the Owner Trustee alone will have the power to make such appointment. No co-trustee or separate trustee under this Agreement will be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee will be required pursuant to Section 10.03.

                  Each separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee will be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee will be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (ii) no trustee under this Agreement will be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the Beneficiary and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Owner Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee will refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument will be filed with the Owner Trustee and a copy thereof given to the Beneficiary.

                  Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee will die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.01. Supplements and Amendments.

                  (a) This Agreement may be amended from time to time, including in connection with the execution of additional indentures, by a written amendment duly executed and delivered by the Beneficiary and the Owner Trustee, without the consent of the Indenture Trustee or any of the Noteholders, upon issuance of an Issuer Tax Opinion and, to the extent a Collateral Certificate is included in the property of the Trust, a Master Trust Tax Opinion, which will not be expenses of the Owner Trustee; provided, however, that such amendment will not, as evidenced by an Officer's Certificate of each Transferor addressed and delivered to the Owner Trustee and the Indenture Trustee, be reasonably expected to have an Adverse Effect (as defined in the Indenture) and is not reasonably expected to have an Adverse Effect at any time in the future; provided further, however, that such amendment will not significantly change the activities of the Trust. The Owner Trustee will not be responsible for determining whether such amendment to this Agreement will significantly change the activities of the Trust.

                  Additionally, notwithstanding any provision of this Article XI to the contrary and in addition to the immediately preceding paragraph, this Agreement may also be amended without the consent of the Indenture Trustee or any of the Noteholders, upon delivery to the Owner Trustee and the Indenture Trustee of an Issuer Tax Opinion and, to the extent a Collateral Certificate is included in the property of the Trust, a Master Trust Tax Opinion, to provide for (i) the establishment of multiple asset pools and the designation of Trust Assets to be included as part of specific asset pools or (ii) those changes necessary for compliance with securities law requirements; provided, however, that (i) the Issuer shall deliver to the Indenture Trustee and the Owner Trustee an Officer's Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and (ii) each Note Rating Agency confirms in writing that such amendment will not cause a Ratings Effect.

                  (b) This Agreement may also be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, with prior written notice to each Note Rating Agency, upon issuance of an Issuer Tax Opinion and, to the extent a Collateral Certificate is included in the property of the Trust, a Master Trust Tax Opinion and (A) in the case of a significant change to subsection 2.03(a) which the Trust reasonably believes will not have an Adverse Effect (as defined in the Indenture), with the consent of holders of not less than a majority of the Outstanding Dollar Principal Amount of each series, class or tranche of Notes affected by such change, and (B) in all other cases, with the consent of holders of more than 66(2)/3% of the Outstanding Dollar Principal Amount of each series, class or tranche of Notes affected by such change; provided, however, that, without the consent of the holders of all of the Notes then outstanding, no such amendment will (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of any Receivables or any Collateral Certificates or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Dollar Principal Amount of the Notes, the holders of which are required to consent to any such amendment.

                  Promptly after the execution of any such amendment or consent, the Beneficiary will furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Note Rating Agency.

                  It will not be necessary for the consent of the Noteholders or the Beneficiary pursuant to this Section 11.01 to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent will approve the substance thereof.

                  Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee will cause the filing of such amendment with the Secretary of State.

                  The Owner Trustee will be entitled to receive, and will be fully protected in relying upon, an Officer's Certificate of the Transferor or the Administrator to the effect that the amendment is authorized and that the conditions to such amendment have been satisfied. The Owner Trustee may, but will not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  Section 11.02. No Legal Title to Trust Estate in Beneficiary. The Beneficiary will not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title, and interest of the Beneficiary to and in its Beneficial Interest in the Trust Estate will operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

                  Section 11.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Transferor, the Beneficiary, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, will be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  Section 11.04. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices will be in writing and will be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee will be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Transferor or the Beneficiary, addressed to American Express Receivables Financing Corporation V LLC, 200 Vesey Street, Room 507A, New York, New York 10285, with a copy to American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285, Attention: General Counsel; or, as to each party, at such other address as will be designated by such party in a written notice to each other party.

                  Section 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

                  Section 11.07. Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Transferor and its successors and permitted assigns, the Owner Trustee and its successors and the Beneficiary and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Beneficiary will bind the successors and assigns of the Beneficiary.

                  Section 11.08. Nonpetition Covenants. To the fullest extent permitted by applicable law, notwithstanding any prior termination of the Trust or this Agreement, the Owner Trustee (not in its individual capacity) and the Beneficiary, by its acceptance of the Beneficial Interest, will not at any time with respect to the Trust, the Beneficiary or any applicable Master Trust, acquiesce, petition or otherwise invoke or cause the Trust, the Beneficiary or any applicable Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust, the Beneficiary or any applicable Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Beneficiary or any applicable Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust, the Beneficiary or any applicable Master Trust; provided, however, that this Section 11.08 will not operate to preclude any remedy described in
Article VII of the Indenture.

                  Section 11.09. No Recourse. The Beneficiary by accepting the Beneficial Interest acknowledges that the Beneficial Interest does not represent an interest in or obligation of the Transferor, the Administrator, the Owner Trustee (in its individual capacity), the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture, except as expressly provided in the Transaction Documents.

                  Section 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions hereof.

                  Section 11.11. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 11.12. Acceptance of Terms of Agreement. THE RECEIPT AND ACCEPTANCE OF THE BENEFICIAL INTEREST BY THE BENEFICIARY, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, WILL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE BENEFICIARY OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND WILL CONSTITUTE THE AGREEMENT OF THE TRUST THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT WILL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND THE BENEFICIARY.

                  Section 11.13. Integration of Documents. This Agreement, together with the Transfer and Servicing Agreement, constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements relating to the subject matter hereof and thereof.

                                  ARTICLE XII

                          COMPLIANCE WITH REGULATION AB

                  Section 12.01. Intent of the Parties; Reasonableness . Intent of the Parties; Reasonableness. The Transferor and the Trustee Bank acknowledge and agree that the purpose of this Article XII is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor's compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Trustee Bank agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Trustee Bank which is required in order to enable the Transferor to comply with the provisions of Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB as it relates to the Trustee Bank or to the Trustee Bank's obligations under this Agreement.

                  Section 12.02. Information to Be Provided by the Trustee Bank .. The Trustee Bank shall, as promptly as practicable, notify the Transferor, in writing, of: (i) the commencement of, a material development in or, if applicable, the termination of, any and all legal proceedings against the Trustee Bank or any and all proceedings which any property of the Trustee Bank is the subject, that is material to the noteholders; and (ii) any such proceedings known to be contemplated by governmental authorities. The Trustee Bank shall also notify the Transferor, in writing, as promptly as practicable following notice to or discovery by the Trustee Bank of any material changes to proceedings described in the preceding sentence. In addition, the Trustee Bank will furnish to the Transferor, in writing, the necessary disclosure regarding the Trustee Bank describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Transferor pursuant to the Exchange Act.

                  Notwithstanding the provisions of Section 12.01, the Trustee Bank shall (i) on an annual basis, provide to the Transferor such information regarding the Trustee Bank as is requested for the purpose of compliance with Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee Bank of any material changes to such information, provide to the Transferor, in writing, such updated information. Such information shall include, at a minimum:

                           (A) the Trustee Bank's name and form of organization;

                           (B) a description of the extent to which the Trustee
                  Bank has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables;

                           (C) a description of any affiliation between the
                  Trustee Bank and any of the following parties to a Securitization Transaction, as such parties are identified to the Trustee Bank by the Transferor in writing in advance of such Securitization Transaction:

                                    (1) the sponsor;
                                    (2) any depositor;
                                    (3) the issuing entity;
                                    (4) any servicer;
                                    (5) any trustee;
                                    (6) any originator;
                                    (7) any significant obligor;
                                    (8) any enhancement or support provider; and
                                    (9) any other material transaction party.

                  In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor's understanding of the asset-backed securities.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                             WILMINGTON TRUST COMPANY


                                             By:_______________________________
                                                  Name:
                                                  Title:


                                             AMERICAN EXPRESS RECEIVABLES
                                             FINANCING CORPORATION V LLC,
                                             as Beneficiary and Transferor

                                             By:_______________________________
                                                  Name:
                                                  Title:




Acknowledged and Accepted:

AMERICAN EXPRESS ISSUANCE TRUST

By:  WILMINGTON TRUST COMPANY,
      not in its individual capacity, but solely
      as Owner Trustee

By:   _______________________________________________
      Name:
      Title:











                     [Amended and Restated Trust Agreement]

                                                                       EXHIBIT A



        [FORM OF] CERTIFICATE OF TRUST OF AMERICAN EXPRESS ISSUANCE TRUST

         This Certificate of Trust of American Express Issuance Trust (the "Trust"), has been duly executed and is being filed by the undersigned, as trustee, to create a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust created hereby is American Express Issuance Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust will be effective May 18, 2005.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with subsection 3811(a)(1) of the Act.

                            WILMINGTON TRUST COMPANY,
                                  not in its individual capacity but solely as Owner Trustee


                              By:_________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT B

                         AMERICAN EXPRESS ISSUANCE TRUST

                        [FORM OF] TRANSFEROR CERTIFICATE


                  THIS TRANSFEROR CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TRANSFEROR CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

                  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THIS TRANSFEROR CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO HEREIN.

No. [__]                                                               One Unit


                         AMERICAN EXPRESS ISSUANCE TRUST
                             TRANSFEROR CERTIFICATE


          THIS TRANSFEROR CERTIFICATE REPRESENTS A TRANSFEROR INTEREST
                                 RELATING TO THE
                  AMERICAN EXPRESS ISSUANCE TRUST (THE "TRUST")

The corpus of the Trust consists of the Trust Estate.

               (Not an interest in or obligation of the Transferor
                            or any affiliate thereof)

                  This certifies that American Express Receivables Financing Corporation V LLC is the registered owner of all of the Transferor Interest, subject to the lien of the Notes as provided in the Amended and Restated Indenture, dated as of March [__], 2006 (as amended and supplemented, the "Indenture"), between The Bank of New York, as indenture trustee (the "Indenture Trustee") and the Trust, existing pursuant to the American Express Issuance Trust Amended and Restated Trust Agreement, dated as of March [__], 2006 (as amended and supplemented, the "Trust Agreement"), between American Express Receivables Financing Corporation V LLC, as beneficiary and as transferor (the "Transferor"), and Wilmington Trust Company, as owner trustee (not in its individual capacity, but solely as owner trustee the "Owner Trustee"). The corpus of the Trust consists of the Trust Estate (as defined in the Trust Agreement). Although a summary of certain provisions of the Amended and Restated Transfer and Servicing Agreement, dated as of March [__], 2006 (as amended and supplemented, the "Transfer and Servicing Agreement"), among the Transferor, American Express Travel Related Services Company, Inc., as servicer and administrator, the Trust, as issuer, and the Indenture Trustee, the Trust Agreement and the Indenture (collectively, the "Agreements") is set forth below, this Transferor Certificate does not purport to summarize the Agreements and reference is made to the Agreements for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Owner Trustee. A copy of the Agreements may be requested from the Owner Trustee by writing to the Owner Trustee. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreements.

                  This Transferor Certificate is issued under and is subject to the terms, provisions and conditions of the Agreements, to which Agreements, as amended and supplemented from time to time, the Transferor by virtue of its acceptance hereof assents and is bound.

                  This Transferor Certificate (this "Transferor Certificate") represents all of the Transferor's interest in the Transferor Interest. The Transferor Interest includes the right to receive a portion of the collections and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Transferor on behalf of the holder of the Transferor Interest. In addition to the Transferor Certificate, Notes will be issued to investors pursuant to the Indenture.

                  Unless otherwise specified in an Indenture Supplement with respect to a particular Series of Notes, the Transferor has entered into the Transfer and Servicing Agreement, and this Transferor Certificate is issued, with the intention that, for federal, state and local income and franchise tax purposes, (a) the Notes of each Series, Class or Tranche which are characterized as indebtedness at the time of their issuance will qualify as indebtedness of the Transferor secured by the applicable portion of the Trust Estate and (b) the Trust shall not be treated as an association (or a publicly traded partnership) taxable as a corporation. The Transferor, by the acceptance of this Transferor Certificate, agrees to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor. Unless the certificate of authentication hereon has been executed by or on behalf of the Owner Trustee, by manual signature, this Transferor Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

                  THIS TRANSFEROR CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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                  IN WITNESS WHEREOF, the Trust has caused this Transferor
Certificate to be duly executed.

                             AMERICAN EXPRESS ISSUANCE TRUST

                             By:  WILMINGTON TRUST COMPANY,
                                  not in its individual capacity, but solely as Owner Trustee


                             By:___________________________________________
                                 Name:
                                 Title:


Dated: [________], 20[__]





                          CERTIFICATE OF AUTHENTICATION

         This is the Transferor Certificate referred to in the within-mentioned Trust Agreement.



Wilmington Trust Company,              or     Wilmington Trust Company,
not in its individual capacity                  not in its individual capacity
but solely as Owner Trustee                     but solely as Owner Trustee



                                           By ______________________________
                                                    Authenticating Agent




By __________________________              By ______________________________
         Authorized Signatory                          Authorized Signatory